Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 18, 2007, in the Registration Statement (Form S-1) and related Prospectus of Global Energy, Inc. as filed with the Securities and Exchange Commission on June 19, 2007.

/s/ Ernst & Young LLP

Cincinnati, Ohio

June 18, 2007